CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                ------------------------------------------------


         The undersigned certify, pursuant to 18 U.S.C. Secion 1330, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002 that:


(1) the Quarterly Report on Form 10Q of FNB Banking Company (the "Company") for the quarterly period ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1945; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Dated:  August 13, 2002                   /s/ Charles Copeland
                                        ---------------------------
                                         John Charles Copeland
                                         Chief Executive Officer

Dated:  August 13, 2002                   /s/ Mark A. Flowers
                                        ---------------------------
                                         Mark A. Flowers
                                         Sr. Vice President and Cashier